AMENDMENT TO REDEVELOPER AGREEMENT

BETWEEN TOWN OF KEARNY (“TOWN”) AND DVL KEARNY HOLDINGS LLC AND ITS SOLE MEMBER, DVL, INC. (“REDEVELOPER”) FOR PROPERTY ALONG PASSAIC AVENUE DESIGNATED AS BLOCK 15, LOTS 7A, 7B, 8.01, 8B, 8.02 & 22A.

The above Redeveloper Agreement dated December 11, 2007, is amended as follows:

1.  The attached Exhibits B, C and Schedule B-1 are hereby substituted for the Exhibits B and C originally attached to the Redeveloper Agreement.

2.  The dates in the following provisions of the Redeveloper Agreement are amended as follows:
a.  Section 2.05: the April 30, 2008 deadline for providing reports is hereby changed to January 15, 2009;
b.  Section 2.10(d): the January 31, 2008 deadline for filing of preliminary site plan approval is hereby changed to provide for the filing of an application for amended preliminary approval by December 22, 2008;
c.  Section 2.11: the December 31, 2009 tolling extension deadline is hereby changed to May 1, 2011;
d.  Section 3.01: the Term expiration date of December 31, 2009 is hereby changed to May 1, 2011;
e.  Section 10.02: the April 30, 2008 date for binding leases is hereby changed to April 15, 2009;
f.  Section 11.01: the December 31, 2009 term expiration date is hereby changed to May 1, 2011.

3.  This amendment shall not be effective unless and until Redeveloper replenishes the Escrow Account held by the Town in accordance with Section 2.09 of the Redeveloper Agreement.

4.  All other provisions of the Redeveloper Agreement remain in full force and effect.

The parties have executed this Amendment on the dates set forth on the attached Acknowledgments

TOWN OF KEARNY		DVL KEARNY HOLDINGS LLC by DVL, Inc., its sole member		DVL, INC.

By:	/s/ Alberto Santos	By:	/s/ Alan Casnoff	By:	/s/ Alan Casnoff
	Alberto Santos, Mayor		Alan Casnoff		Alan Casnoff

Alan Casnoff and Lawrence J. Cohen, the guarantors under the Redeveloper Agreement, hereby acknowledge and confirm that their guarantee obligations continue with respect to all aspects of the Redeveloper Agreement, as modified herein.

/s/ Alan Casnoff	/s/ Lawrence J. Cohen
Alan Casnoff	Lawrence J. Cohen

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

BE IT REMEMBERED, that on the 24th day of December, 2008, before me, the subscriber, Gregory J. Castano, an Attorney at Law of New Jersey, personally appeared Alberto G. Santos, who being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the Mayor of the Town of Kearny, a body corporate and politic of the State of New Jersey; that the execution as well as making of this Amendment to the Redeveloper Agreement, has been duly authorized by a proper Resolution of the Town; and said Amendment to the Redeveloper Agreement was signed and delivered by him in his capacity as Mayor and for the voluntary act and deed of said Town, for the uses and purposes therein expressed.

/s/ Gregory J. Castano
Gregory J. Castano, an Attorney at Law of New Jersey

EXHIBIT B

DESCRIPTION OF THE PROJECT

The Redevelopment Project consists of the following components (as further depicted on the Concept Plans, but with square footage as set forth below).

(A)           Building #1: new construction of approximately 35,000 square feet (“sf”) of retail space oriented in an east-west configuration on Passaic Avenue at the south of the Project Area. Redeveloper has entered into a lease agreement for Building #1 for use and occupancy by P.C. Richard’s. In the event P.C. Richards does not occupy Building #1, then Redeveloper shall make best efforts to lease Building #1 for use and occupancy by one or more retail establishments which may be nationally or regionally based and as may generally be found in a Class A outdoor shopping center, as shown on Schedule B-1 attached hereto. Redeveloper agrees it will not lease to a business not listed on Schedule B-1 without the prior approval of the Town.

(B)           Building #2: new construction of approximately 67,500 sf of retail space (one story) oriented in a north-south configuration located to the north and east of Building #1. Redeveloper shall make best efforts to lease a portion of Building #2 for use and occupancy by Staples, which has indicated a willingness to lease approximately 19,000 sf of space in Building #2 and negotiations for execution of a lease are ongoing. In addition to or in lieu of Staples (in the event Staples does not sign a lease), then Redeveloper shall lease space in Building #2 to one or more retail establishments which may be nationally or regionally based and as may generally be found in a Class A outdoor shopping center, as shown on Schedule B-l attached hereto. Redeveloper agrees it will not lease to a business not listed on Schedule B-1 without the prior approval of the Town.

(C)           Building #3: new construction of approximately 12,900 sf of retail space on Passaic Avenue located to the north and west of Building #2 and to the north of Building #1. Redeveloper shall make best efforts to lease Building #3 for use and occupancy by one or more retail establishments which may be nationally or regionally based and as may generally be found in a Class A outdoor shopping center, as shown on Schedule B-1 attached hereto. Redeveloper agrees it will not lease to a business not listed on Schedule B-1 without the prior approval of the Town.

(D)           Building #4: new construction of approximately 6,400 sf of retail space in an east-west configuration to be located on Passaic Avenue at the northwestern portion of the Project Area near Bergen Avenue. Redeveloper has entered into a lease of Building #4 for use and occupancy by Longhorn Restaurant. In the event Longhorn Restaurant does not occupy Building #4, then Redeveloper shall make best efforts to lease Building #4 to another sit down restaurant, which tenant shall be subject to the approval of the Town.

(E)           Building #5: new construction of approximately 2,500 sf of retail space on Passaic Avenue at the intersection of Bergen Avenue. Building #5 shall be leased to a sit-down restaurant establishment, which tenant shall be subject to the approval of the Town.

(F)           Building #11: new construction of approximately 4,000 sf of retail space on Passaic Avenue directly to the north of Building #3. Building #11 shall be leased to a sit-down restaurant or to a national or regional retail establishment as may generally be found in a Class A outdoor shopping center, as shown on Schedule B-1 attached hereto. Redeveloper agrees it will not lease to a business not listed on Schedule B-1 without the prior approval of the Town.

(G)           New landscaped parking lot of approximately 580 spaces for retail tenants of Building #1, Building #2 and Building #3.

(H)           Improvements to existing 694 space parking lot for Kmart and Modell’s/Dress Barn, including the introduction of landscaping, new light fixtures, and paving.

(I)           Streetscape and landscaping improvements on Passaic Avenue along full length of Project area.

(J)           Three entrance drives to Project Area, the southern-most drive to be shared with the existing supermarket located to the south of the Project area.

(K)           Construction of a “gateway” entrance with decorative paving at Passaic Avenue and Bergen Avenue.

(L)           Construction of one or more pedestrian crossings on Passaic Avenue to link the Redevelopment Project to pathways to a waterfront park along a portion of the Passaic River.

NOTE: If Redeveloper fails to enter into leases by April 15, 2009 for Buildings #1 and #2, such failure shall be an event of default by the Redeveloper, in which event the Town shall have all rights and remedies provided under this Agreement, including the right to terminate this Agreement and all of Redeveloper’s rights hereunder

SCHEDULE B-1

•	Petsmart	Cycle Gear
•	Old Navy	Crème de la Crème
•	Lowe’s	Jared
•	Gap	Verizon Wireless
•	Banana Republic	Payless
•	Fashion Bug	Martin & Osa
•	The Little Gym	Filene’s Basement
•	Party City	Peebles
•	Home Goods	AutoZone
•	Marshalls [subsidiary only]	ULTA
•	K&G Superstore	AT&T
•	A.J. Wright	Borders
•	Lane Bryant	Lens Crafters
•	Victoria’s Secret	Trader Joes
•	T.J. Maxx	Bath & Body Works
•	Costco	Foot Solutions
•	Blue Tulip	American Eagle Outfitters
•	DSW	Aerosoles
•	Men’s Warehouse	Famous Footwear
•	Michaels	Bed Bath and Beyond
•	Babies R Us	Burlington Coat
•	Buy Buy Baby	Joyce Leslie
•	Mother Load	Walgreens
•	Belly	Export Fitness
•	Gymboree	Toys-R-Us
•	Hallmark	TCBY
•	AC Moore	Cold Stone Creamery
•	Pottery Barn	Chipolte
•	LA Fitness	Barnes & Noble
•	Staples	Panera Bread
•	Anna’s Linens	Best Buy
•	Petco
•	Pier 1
•	Family Christian Stores

EXHIBIT C

DETAILED CONSTRUCTION SCHEDULE

	Milestone	Completion Date
1.	RDA Execution/Plan Amendment approval	December 11, 2007
2.	Site Plan Application (Prelim. for all Bldgs)	March 26, 2008
3.	Site Plan Approval (Prelim. for all Bldgs.)	September 3, 2008 (awaiting resolution of memorialization)
3A.	Amended Preliminary Site Plan Application (for all Bldgs.)	December 22, 2008
3B.	Amended Preliminary Site Plan Approval (for all Bldgs.)	March 31, 2009
4.	Final Site Plan Application (all Bldgs.)	April 30, 2009
4A.	Final Site Plan Approval (all Bldgs.)	August 1, 2009
5.	Commence Demolition (Bldgs. 1, 2 & 3) and Construction	October 15, 2009
6.	Substantial Completion of Buildings #1 and #2 (TCO/CO).	December 31, 2010
7.	Substantial or near completion of buildings other than Buildings #1 and #2.	May 1, 2011
8.	Completion of Passaic Avenue Improvements	Upon Building completion, phased in three sections (Bldgs. 1, 2, 3) (Bldgs. 4, 5) (Bldg. 11) or earlier if required by Town or County Planning Board approvals.

*Note: If Redeveloper is precluded from commencing construction by the dates indicated due to weather conditions, the failure to meet the commencement of construction shall not be a default if the Redeveloper demonstrates to the reasonable satisfaction of the Town that it will nevertheless be able to meet the deadline(s) for completion of construction.